Amendment No. 1 to the Master Repurchase Agreement

AMENDMENT NO. 1 TO THE MASTER REPURCHASE AGREEMENT, dated as of May 17, 2012 (the “Amendment”), between Integrated Device Technology, Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”).
PRELIMINARY STATEMENTS:
WHEREAS, the Seller and the Buyer entered into that certain Master Repurchase Agreement, dated as of June 13, 2011 (the “Master Repurchase Agreement”);
WHEREAS, the parties hereto have agreed (i) that the Availability Period be extended to December 13, 2012, and (ii) to amend certain additional provisions of the Master Repurchase Agreement as hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Master Repurchase Agreement.
2.Amendments of the Master Repurchase Agreement. The parties hereto hereby amend the Master Repurchase Agreement as follows:
(a)The following definition of “Agreement” shall be added at the end of Section 2 of the Master Repurchase Agreement as new clause (u):
““Agreement”, the Master Repurchase Agreement between Buyer and Seller dated June 13, 2011, as amended, amended and restated, supplemented or otherwise modified in writing from time to time.”
(b)The first sentence of the introductory paragraph of Annex I of the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:
“This Annex I forms a part of the Master Repurchase Agreement (as amended, amended and restated, supplemented or otherwise modified in writing from time to time, the “Agreement”) dated as of June 13, 2011 between Integrated Device Technology, Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”).”
(c)The definition of “Availability Period” set forth in Section 2 of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:
““Availability Period” means the period from June 13, 2011 to

December 13, 2012.”
(d)The following definition of “Incipient Material Affiliate Event” shall be added to Section 2 of Annex I to the Master Repurchase Agreement in the appropriate alphabetical order:
““Incipient Material Affiliate Event” has the same meaning as set forth in the Certificate.”
(e)The definition of “Undrawn Fee Payment Date” set forth in Section 2 of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:
““Undrawn Fee Payment Date” means each of June 14, 2011; September 14, 2011; December 14, 2011; March 14, 2012; June 14, 2012; September 14, 2012; and December 13, 2012.”
(f)A new Section 9A shall be added immediately following Section 9 of Annex I to the Master Repurchase Agreement, which shall provide as follows:
“9A. Substitution. Paragraph 9(b) of the Agreement is hereby deleted in its entirety.”
(g)The Certificate included in Exhibit III of Annex I to the Master Repurchase Agreement is hereby replaced in its entirely with the document provided in Schedule 1 attached hereto.
3.Conditions Precedent. This Amendment shall become effective as of the date hereof, when each of the conditions set forth below shall have been satisfied:
(a)Each party shall have received counterparts of this Amendment executed by the other party hereto;
(b)The Certificate shall have been amended and restated in its entirety in the form of the document provided in Schedule 1 attached hereto and the Buyer shall have received evidence satisfactory to it that such amendment and restatement has been duly authorized and adopted and is valid and effective such that the rights of the Class A Preferred Shares (as defined in the Certificate) are as set out in (i) the Amended and Restated Memorandum and Articles of Association of the Seller attached as Exhibit III to Annex I of the Master Repurchase Agreement, and (ii) the Certificate amended and restated in the form of the document provided in Schedule 1 attached hereto.
(c)The Buyer shall have received an executed counterpart of an opinion of Walkers, Cayman Islands to the Seller, addressed to the Buyer in form and substance satisfactory to it.
(d)The Seller shall have paid all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with this Amendment.
4.Representations and Warranties. (a) Each party hereby represents and warrants for itself only that:
(i)It is duly authorized to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance.
(ii)This Amendment has been duly executed and delivered by such party.
(iii)It has obtained all authorizations of any governmental body required in connection with this Amendment and such authorizations are in full force and effect
(iv)The execution, delivery and performance of this Amendment will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except to the extent such violation would not reasonably be expected to result, in the case of the Seller, in a Material Adverse Effect, and in the case of the Buyer, in a material adverse effect on the business, financial condition (taking into account any liabilities (contingent or otherwise)) or assets of the Buyer and its Subsidiaries (taken as a whole).
(v)No Event of Default with respect to such party has occurred and is continuing, or would result from the effectiveness of this Amendment.
(a)    The Seller hereby represents and warrants to the Buyer that this Amendment and the Master Repurchase Agreement (after giving effect to this Amendment) are the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity (including implied covenants of good faith and fair dealing).
5.Reference to and Effect on the Transaction Documents.
(a)    On and after the effectiveness of this Amendment, each reference in the Master Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Master Repurchase Agreement, and each reference in any of the Transaction Documents to “the Master Repurchase Agreement”, “thereunder”, “thereof”, or words of like import referring to the such agreement being amended hereby, shall mean and be a reference to such agreement, as amended by this Amendment.
(b)    The Master Repurchase Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects affirmed, ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver of any right, power or remedy of any party under any of the Transaction Documents, or (ii) constitute a waiver of any provision of any of the Transaction Documents.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
7.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
INTEGRATED DEVICE TECHNOLOGY, INC.
By:___________________________
Name:
Title:

BANK OF AMERICA, N.A.
By:___________________________
Name:
Title:

SCHEDULE 1
Amended and Restated Certificate